Exhibit 99.1 - Resignation Letter of Daniel V. Hugo

April 19, 2004

To the Board of Directors of
PetCARE Television Network, Inc.

Gentlemen:

Please accept this letter as my resignation as a director of PetCARE Television Network, Inc. with an effective date of April 19, 2004.

Sincerely,

/s/Daniel V. Hugo

Daniel V. Hugo